EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST SIX MONTHS OF FISCAL YEAR 2019 OPERATING RESULTS

DURANGO, Colorado (October 11, 2018) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three and six months ended August 31, 2018. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

SECOND QUARTER HIGHLIGHTS

●	Total revenue decreased 5.6 percent to $7.8 million during the three months ended August 31, 2018 compared to $8.3 million during the three months ended August 31, 2017.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 2.2 percent during the three months ended August 31, 2018 compared to the three months ended August 31, 2017.

●

Net income decreased 19.1 percent to $751,000, or $0.13 per basic and diluted share, in the three months ended August 31, 2018 compared to net income of $928,000, or $0.16 per basic share and diluted share, in the three months ended August 31, 2017.

●	Operating income decreased 30.7 percent to $1.0 million in the three months ended August 31, 2018, compared to operating income of $1.5 million during the three months ended August 31, 2017.

●

Adjusted EBITDA (a non-GAAP measure defined later in this release) decreased 14.6 percent to $1.7 million in the three months ended August 31, 2018 compared to $2.0 million in the three months ended August 31, 2017.

●

Factory sales decreased 2.0 percent during the three months ended August 31, 2018 compared to the three months ended August 31, 2017, primarily due to a 13.3 percent decrease in shipments of products to customers outside our network of franchised retail stores.

●

Royalty and marketing fees decreased 4.1 percent in the three months ended August 31, 2018, primarily due to a 10.2 percent decrease in the number of domestic franchised locations in operation (primarily yogurt locations)during the three months ended August 31, 2018 compared to the three months ended August 31, 2017.

●

Franchise fees decreased 34.0 percent in the three months ended August 31, 2018, primarily due to a decrease in international license fees during the three months ended August 31, 2018 compared to three months ended August 31, 2017.

●

The Company’s franchisees and licensees opened three domestic Rocky Mountain Chocolate Factory franchised locations, one domestic U-Swirl franchised location and one international Rocky Mountain Chocolate Factory licensed location during the three months ended August 31, 2018.

●	On September 14, 2018, the Company paid its 61st consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

SECOND QUARTER OPERATING RESULTS

Total revenue decreased 5.6 percent to $7.8 million during the three months ended August 31, 2018 compared to $8.3 million during the three months ended August 31, 2017.

Total factory sales decreased 2.0 percent to $4.8 million in the three months ended August 31, 2018 compared to $4.9 million in the three months ended August 31, 2017. The decrease was due primarily to a 13.3 percent decrease in shipments to customers outside the Company’s network of franchise retail locations. This change was primarily the result of a decrease in purchases by the Company’s largest customer. Factory gross margins decreased 390 basis points to 25.2 percent of factory sales in the three months ended August 31, 2018 compared to 29.1 percent in the three months ended August 31, 2017.

Retail sales declined 19.3 percent to $954,000 in the three months ended August 31, 2018 compared to $1.2 million in the three months ended August 31, 2017. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations. Same-store sales at all Company-owned stores and cafés decreased 0.1 percent during the three months ended August 31, 2018 compared to the three months ended August 31, 2017.

Royalty and marketing fees decreased 4.1 percent to $1.96 million in the three months ended August 31, 2018 compared to $2.04 million in the three months ended August 31, 2017, primarily due to a 10.2 percent decrease in the number of domestic franchise stores and cafés in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s franchisees and licensees opened three Rocky Mountain Chocolate Factory franchised locations, one domestic U-Swirl franchised location and one international Rocky Mountain Chocolate Factory licensed location during the three months ended August 31, 2018. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 34.0 percent to $108,000 in the three months ended August 31, 2018 compared to $163,000 in the three months ended August 31, 2017, as a result of a decrease in franchise fees associated with new international license agreements recognized during the three months ended August 31, 2017 with no comparable fees recognized during the three months ended August 31, 2018.

Income from operations decreased 30.7 percent in the three months ended August 31, 2018 to $1.0 million compared to $1.5 million in the three months ended August 31, 2017.

The Company’s effective income tax rate in the three months ended August 31, 2018 was 26.8 percent compared with 37.1 percent in the three months ended August 31, 2017. The change is the result of the lower enacted U.S. corporate tax rate of 21 percent under the Tax Cuts and Jobs Act.

Net income decreased 19.1 percent to $751,000, or $0.13 per basic and diluted share, in the three months ended August 31, 2018, compared to net income of $928,000, or $0.16 per basic and diluted share, in the three months ended August 31, 2017.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 14.6 percent for the three months ended August 31, 2018 to $1.7 million compared to $2.0 million for the three months ended August 31, 2017.

SIX-MONTH OPERATING RESULTS

Total revenue decreased 8.2 percent to $16.2 million during the six months ended August 31, 2018 compared to $17.6 million during the six months ended August 31, 2017.

Total factory sales decreased 6.5 percent to $10.3 million in the six months ended August 31, 2018 compared to $11.1 million in the six months ended August 31, 2017. The decrease was due primarily to a 26.0 percent decrease in shipments to customers outside the Company’s network of franchise retail locations. This decrease was primarily the result of a change in purchases by the Company’s largest customer. Factory gross margins decreased 250 basis points to 24.1 percent of factory sales in the six months ended August 31, 2018 compared to 26.6 percent in the six months ended August 31, 2017.

Retail sales declined 10.3 percent to $2.0 million in the six months ended August 31, 2018 compared to $2.2 million in the six months ended August 31, 2017. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations. Same-store sales at all Company-owned stores and cafés decreased 0.1 percent during the six months ended August 31, 2018 compared to the six months ended August 31, 2017.

Royalty and marketing fees decreased 7.2 percent to $3.6 million in the six months ended August 31, 2018 compared to $3.9 million in the six months ended August 31, 2017, primarily due to a 10.4 percent decrease in the number of domestic franchise stores and cafés in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s franchisees and licensees opened five Rocky Mountain Chocolate Factory franchised locations, one international Rocky Mountain Chocolate Factory licensed location, two Cold Stone Creamery co-branded locations and two U-Swirl franchised cafés during the six months ended August 31, 2018. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 51.3 percent to $201,000 in the six months ended August 31, 2018 compared to $412,000 in the six months ended August 31, 2017, as a result of a decrease in franchise fees associated with new international license agreements recognized during the six months ended August 31, 2017 with no comparable fees recognized during the six months ended August 31, 2018.

Income from operations decreased 34.8 percent in the six months ended August 31, 2018 to $1.8 million compared to $2.8 million in the six months ended August 31, 2017.

The Company’s effective income tax rate in the six months ended August 31, 2018 was 25.9 percent compared with 36.5 percent in the six months ended August 31, 2017. The change is the result of the lower enacted U.S. corporate tax rate of 21 percent under the Tax Cuts and Jobs Act.

Net income decreased 23.8 percent to $1.3 million, or $0.22 per basic and diluted share, in the six months ended August 31, 2018, compared to net income of $1.7 million, or $0.30 per basic and $0.29 per diluted share, in the six months ended August 31, 2017.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 16.1 percent in the six months ended August 31, 2018 to $3.2 million compared to $3.8 million for the three months ended August 31, 2017.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, and restructuring and acquisition-related charges to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included below.

Cash Dividends

On September 14, 2018, the Company paid its 61st consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of October 11, 2018, the Company, through its subsidiaries and its franchisees and licensees operated 450 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 38 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company’s operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of the Company’s products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are or may be subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the forward-looking statements contained herein, please see the “Risk Factors” contained in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	August 31, 2018	August 31, 2018
United States
Rocky Mountain Chocolate Factory
Franchise Stores	3	182
Company-Owned Stores	0	3
Cold Stone Creamery	0	89
International License Stores	1	67
U-Swirl
Franchise Stores	1	106
Company-Owned Stores	0	4
International License Stores	0	1
Total	5	452

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	August 31, 2018	February 28, 2018
Current Assets	$15,264	$15,571
Total Assets	$27,530	$28,941
Current Liabilities	$5,256	$8,208
Stockholder's Equity	$20,669	$19,557

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended August 31,		Three Months Ended August 31,
	2018	2017	2018	2017
Revenues
Factory sales	$4,782	$4,881	61.3%	59.0%
Royalty and marketing fees	1,956	2,041	25.1%	24.7%
Franchise fees	108	163	1.4%	2.0%
Retail sales	954	1,182	12.2%	14.3%
Total Revenues	7,800	8,267	100.0%	100.0%
		-
Costs and expenses
Cost of sales	3,884	3,853	49.8%	46.6%
Franchise costs	583	558	7.5%	6.7%
Sales and marketing	565	566	7.2%	6.8%
General and administrative	813	977	10.4%	11.8%
Retail operating	498	617	6.4%	7.5%
Depreciation and amortization, exclusive of depreciation and amortization expense of $138 and $128 included in cost of sales, respectively	297	195	3.8%	2.4%
Restructuring charges	119	-	1.5%	0.0%
Total Costs and Expenses	6,759	6,766	86.7%	81.8%
		-
Income from operations	1,041	1,501	13.3%	18.2%
		-
Other income (expense)
Interest expense	(19)	(32)	-0.2%	-0.4%
Interest income	4	6	0.1%	0.1%
Other, net	(15)	(26)	-0.2%	-0.3%
		-
Income before income taxes	1,026	1,475	13.2%	17.8%
		-
Provision for income taxes	275	547	3.5%	6.6%
		-
Consolidated net income	751	928	9.6%	11.2%
		-
Basic Earnings Per Common
Share	$0.13	$0.16
Diluted Earnings Per Common
Share	$0.13	$0.16
		-
Weighted Average Common Shares Outstanding	5,923,351	5,876,727
		-
Dilutive Effect of Employee Stock Awards	59,479	104,776
		-
Weighted Average Common Shares Outstanding, Assuming Dilution	5,982,830	5,981,503

 CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Six Months Ended August 31,		Six Months Ended August 31,
	2018	2017	2018	2017
Revenues
Factory sales	$10,341	$11,065	64.0%	62.8%
Royalty and marketing fees	3,647	3,931	22.6%	22.3%
Franchise fees	201	412	1.2%	2.3%
Retail sales	1,977	2,205	12.2%	12.5%
Total Revenues	16,166	17,613	100.0%	100.0%

Costs and expenses
Cost of sales	8,549	8,868	52.9%	50.3%
Franchise costs	1,076	1,073	6.7%	6.1%
Sales and marketing	1,153	1,192	7.1%	6.8%
General and administrative	1,728	2,105	10.7%	12.0%
Retail operating	1,061	1,190	6.6%	6.8%
Depreciation and amortization, exclusive of depreciation and amortization expense of $275 and $253 included in cost of sales, respectively	598	390	3.7%	2.2%
Restructuring charges	177	-	1.1%	0.0%
Total Costs and Expenses	14,342	14,818	88.7%	84.1%
		-
Income from operations	1,824	2,795	11.3%	15.9%

Other income (expense)
Interest expense	(42)	(67)	-0.3%	-0.4%
Interest income	9	13	0.1%	0.1%
Other, net	(33)	(54)	-0.2%	-0.3%

Income before income taxes	1,791	2,741	11.1%	15.6%

Provision for income taxes (benefit)	463	999	2.9%	5.7%

Consolidated net income	1,328	1,742	8.2%	9.9%

Basic Earnings Per Common
Share	$0.22	$0.30
Diluted Earnings Per Common
Share	$0.22	$0.29

Weighted Average Common Shares Outstanding	5,914,383	5,865,549

Dilutive Effect of Employee Stock Awards	68,536	114,071

Weighted Average Common Shares Outstanding, Assuming Dilution	5,982,919	5,979,620

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended August 31,
	2018	2017	Change
GAAP: Income from Operations	$1,041	$1,501	-30.6%
Depreciation and Amortization	435	323
Stock-Based Compensation Expense	125	190
Restructuring and acquisition related charges	119	-
Non-GAAP, adjusted EBITDA	$1,720	$2,014	-14.6%

	Six Months Ended August 31,
	2018	2017	Change
GAAP: Income from Operations	$1,824	$2,795	-34.7%
Depreciation and Amortization	873	643
Stock-Based Compensation Expense	281	324
Restructuring and acquisition related charges	177	-
Non-GAAP, adjusted EBITDA	$3,155	$3,762	-16.1%